EXHIBIT 10.1

CONFIDENTIAL PORTIONS OMITTED

TRANSITION SERVICES AGREEMENT

THIS TRANSITION SERVICES AGREEMENT, dated as of August 1, 2008, but effective pursuant to Article VII (this “Agreement”), is by and between Digimarc Corporation, a Delaware corporation (“Digimarc”), and DMRC Corporation (“DMRC”), a Delaware corporation and wholly owned subsidiary of DMRC LLC, a Delaware limited liability company (“DMRC LLC”).  Digimarc and DMRC are individually referred to herein as a “Party” and collectively as the “Parties.”  Capitalized terms used but not otherwise defined herein shall have the meanings given to such terms in the Separation Agreement (as defined below).

WHEREAS, Digimarc entered into an Agreement and Plan of Merger, dated as of March 23, 2008 (the “Original Merger Agreement”), by and among Digimarc, L-1 Identity Solutions, Inc., a Delaware corporation (“L-1”), and Dolomite Acquisition Co., a Delaware corporation and wholly owned subsidiary of L-1 (“Merger Sub”), pursuant to which Digimarc would merge with and into Merger Sub, with Digimarc continuing as a wholly owned subsidiary of L-1;

WHEREAS, Digimarc, L-1 and Merger Sub have entered into an Amended and Restated Agreement and Plan of Merger, dated as of June 29, 2008, as amended (the “Merger Agreement”), which provides, among other things, for the Offer and the Merger;

WHEREAS, the Parties have entered into a Separation Agreement, dated as of the date hereof (the “Separation Agreement”), pursuant to which (i) Digimarc will transfer or cause to be transferred to DMRC LLC, all of the DMRC Assets, which represent all assets used primarily in the operation of the Digital Watermarking Business, and all of the DMRC Liabilities, (ii) pursuant to Section 3.04 of the Separation Agreement, the Distribution or the Trust Transfer will occur prior to the completion of the Offer, and (iii) immediately following the Distribution or Trust Transfer, as applicable, DMRC LLC will merge with and into DMRC, with DMRC continuing as the surviving corporation (the “DMRC Merger”);

WHEREAS, this Agreement, the Separation Agreement, and the License Agreement between DMRC and L-1 Identity Solutions Operating Company, dated as of the date hereof (collectively, the “Transaction Agreements”) set forth certain transactions that are conditions to the completion of the Offer and the Merger; and

WHEREAS, Digimarc and one or more of the Digimarc Subsidiaries or Affiliates (collectively, the “Digimarc Group”), on the one hand, and DMRC and one or more of the DMRC Subsidiaries (collectively, the “DMRC Group”), on the other hand, will provide certain services (the “Services”) to each other in accordance with the terms and subject to the conditions set forth herein for a period described herein on and after the Distribution Date, or Trust Transfer Date, as applicable, in order to assist in the separation and transition of the Digital Watermarking Business and the continued operation and transition of the Secure ID Business.

NOW, THEREFORE, in consideration of the covenants and agreements set forth in this

Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound hereby, agree as follows:

ARTICLE I

SERVICES

Section 1.1.                                   Services Provided by the Parties.  In order to continue the operation of the Secure ID Business and to facilitate the orderly and effective transition of the Digital Watermarking Business from Digimarc to DMRC and to assist in the continued operation and transition of the Secure ID Business, the DMRC Group and the Digimarc Group each shall provide to the other the Services set forth in Sections 1.2 and 1.3, respectively (collectively, the “Services”).

Section 1.2.                                   Services Provided by the DMRC Group to the Digimarc Group.  The DMRC Group shall provide the Digimarc Group, to the extent such Services may be requested by the Digimarc Group from time to time for the term of this Agreement, the following Services set forth in this Section 1.2 (“DMRC Services”).  Any additional services to be provided by the DMRC Group but not specifically detailed in the schedules to this Section 1.2 (collectively, the “DMRC Services Schedules”), or any change in the fees to be charged from those set forth on any DMRC Services Schedule, shall be mutually agreed upon by the Parties as an amendment to the applicable schedule.

1.2.1                        Accounting and Tax Services. The DMRC Group shall provide each of the accounting and tax services specified in Schedule 1.2.1 (the “DMRC Accounting and Tax Services”) to the Digimarc Group, in accordance with the terms and conditions for such DMRC Accounting and Tax Services, and at the applicable rates, fees and charges associated with such DMRC Accounting and Tax Services, as set forth on Schedule 1.2.1.

1.2.2                        Information Technology Services. The DMRC Group shall provide each of the information technology services specified in Schedule 1.2.2 (the “DMRC IT Services”) to the Digimarc Group, in accordance with the terms and conditions for such DMRC IT Services, and at the applicable rates, fees and charges associated with such DMRC IT Services, as set forth on Schedule 1.2.2.

1.2.3                        Legal Services. The DMRC Group shall provide each of the legal services specified in Schedule 1.2.3 (the “DMRC Legal Services”) to the Digimarc Group, in accordance with the terms and conditions for such DMRC Legal Services, and at the applicable rates, fees and charges associated with such DMRC Legal Services, as set forth on Schedule 1.2.3.

1.2.4                        Human Resources Services. The DMRC Group shall provide each of the human resources services specified in Schedule 1.2.4 (the “DMRC Human Resources Services”) to the Digimarc Group, in accordance with the terms and conditions for such DMRC Human Resources Services, and at the applicable rates, fees and charges associated with such DMRC Human Resources Services, as set forth on Schedule 1.2.4.

1.2.5                        Other Services. To the extent fees for a specific DMRC Service to be provided to the Digimarc Group are not set forth in Schedule 1.2.1 through Schedule 1.2.4, then the DMRC Group shall provide such additional Service in accordance with the terms and conditions listed on Schedule 1.2.5.

Section 1.3.                                   Services Provided by Digimarc Group to the DMRC Group.  The Digimarc Group shall provide the DMRC Group, to the extent such Services may be requested by the DMRC Group from time to time for the term of this Agreement, the following Services set forth in this Section 1.3 (“Digimarc Services”).  Any additional services to be provided by the Digimarc Group but not specifically detailed in the schedules to this Section 1.3 (collectively, the “Digimarc Services Schedules”), or any change in the fees to be charged from those set forth on any Digimarc Services Schedule, shall be mutually agreed upon by the Parties as an amendment to the applicable schedule.

1.3.1 Accounting and Tax Services. The Digimarc Group shall provide each of the accounting and tax services specified in Schedule 1.3.1 (the “Digimarc Accounting and Tax Services”) to the DMRC Group, in accordance with the terms and conditions for such Digimarc Accounting and Tax Services, and at the applicable rates, fees and charges associated with such Digimarc Accounting and Tax Services, as set forth on Schedule 1.3.1.

1.3.2 Information Technology Services. The Digimarc Group shall provide each of the information technology services specified in Schedule 1.3.2 (the “Digimarc IT Services”) to the DMRC Group, in accordance with the terms and conditions for such Digimarc IT Services, and at the applicable rates, fees and charges associated with such Digimarc IT Services, as set forth on Schedule 1.3.2.

1.3.3 Legal Services. The Digimarc Group shall provide each of the legal services specified in Schedule 1.3.3 (the “Digimarc Legal Services”) to the DMRC Group, in accordance with the terms and conditions for such Digimarc Legal Services, and at the applicable rates, fees and charges associated with such Digimarc Legal Services, as set forth on Schedule 1.3.3.

1.3.4 Human Resources Services. The Digimarc Group shall provide each of the human resources services specified in Schedule 1.3.4 (the “Digimarc Human Resources Services”) to the DMRC Group, in accordance with the terms and conditions for such Digimarc Human Resources Services, and at the applicable rates, fees and charges associated with such Digimarc Human Resources Services, as set forth on Schedule 1.3.4.

1.3.5 Other Services. To the extent fees for a specific Digimarc Service to be provided to the DMRC Group are not set forth in Schedule 1.3.1 through Schedule 1.3.4, then the Digimarc Group shall provide such additional Service in accordance with the terms and conditions listed on Schedule 1.3.5.

ARTICLE II

PERFORMANCE OF SERVICES

Section 2.1.                                   Manner of Performance.  Each of the Parties agrees that it shall provide the Services being requested herein with the degree of care, skill, confidentiality and diligence consistent with its current practices, but in no event less than in conformance with industry standards.  Each Party shall ensure that its personnel providing services hereunder, shall devote sufficient time and effort as reasonably required to perform the Services.  If a dispute arises over the nature or quality of the Services, the prior practice of Digimarc with respect to the Services shall be conclusive as to the nature and quality of the Services.

Section 2.2.                                   Provision of Information.  Any data, information, equipment or general directions necessary for the Digimarc Group or DMRC Group to perform the Services shall be provided to the Party performing the Services in a timely manner.

Section 2.3.                                   Termination of any Service.  The termination of any one or more of the specific Services shall have no impact on the Digimarc Group’s or the DMRC Group’s obligation to continue to provide any other Services.

Section 2.4.                                   Laws and Regulations.  The Parties agree that they will provide and use the Services contemplated hereunder only in accordance with all applicable federal, state and local laws and regulations, and in accordance with the conditions, rules, regulations and specifications which may be set forth in any manuals, materials, documents or instructions provided to the Party performing such Services on or prior to the date of this Agreement.

Section 2.5.                                   Modification of Service Levels.  Prior to the end of the first calendar month following the Distribution Date, or Trust Transfer Date, as applicable, and prior to the end of each calendar month thereafter, the Parties will review the Services provided to discuss whether the Services will continue during, or terminate, the next immediately succeeding month.  Each Party will notify the other in writing of the termination of any Services pursuant to Article VIII.

Section 2.6.                                   No Representations or Warranties.

2.6.1.                     THE PARTIES MAKE NO EXPRESS REPRESENTATIONS OR WARRANTIES EXCEPT THOSE EXPRESSLY STATED IN THIS AGREEMENT OR THE SCHEDULES HERETO.

2.6.2.                     EXCEPT FOR THOSE EXPRESSLY STATED IN THIS AGREEMENT OR THE SCHEDULES HERETO, EACH PARTY EXPRESSLY DISCLAIMS ANY AND ALL WARRANTIES, REPRESENTATIONS AND CONDITIONS OF ANY KIND, WHETHER EXPRESS OR IMPLIED, TO THE FULL EXTENT PERMISSIBLE, INCLUDING, BUT NOT LIMITED TO, AVAILABILITY, ACCURACY, COMPLETENESS, CORRECTNESS, RELIABILITY, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE OR NON-INFRINGEMENT WITH RESPECT TO THE SERVICES, GOODS OR PRODUCTS FURNISHED IN CONNECTION HEREWITH.

Section 2.7.                                   Employees; Use of Subcontractors. The Parties shall employ and retain the employees necessary to enable the provider to perform the Services under the terms of this Agreement.  If either Party is unable to retain one or more employees necessary to provide or perform the Services for which the Party is obligated under this Agreement, each of the Parties may hire or engage one or more subcontractors to perform one or more of its Services; provided, that each of the Parties will in all cases remain responsible for its respective obligations under this Agreement, including, without limitation, with respect to the scope of the Services, the standard for Services and the content of the Services provided.  Under no circumstances will DMRC be responsible for making any payments directly to any subcontractor engaged by Digimarc, nor will Digimarc be responsible for making any payments directly to any subcontractor engaged by DMRC.

ARTICLE III

CHARGES FOR SERVICES

From and after the date of this Agreement and throughout the term of this Agreement, DMRC agrees to pay to Digimarc on a monthly basis the service fees set forth on the Digimarc Services Schedules, and Digimarc agrees to pay DMRC on a monthly basis the service fees set forth on the DMRC Services Schedules.  The Parties agree that, unless otherwise set forth in the DMRC Services Schedules or the Digimarc Services Schedules, the amounts to be paid for Services rendered hereunder are intended to reasonably cover each of the Digimarc Group’s and the DMRC Group’s costs in providing the Services.

ARTICLE IV

PAYMENT OF CHARGES AND REIMBURSEMENTS

On or before the thirtieth (30th) day of each month during the term of this Agreement, each Party (or its designee) shall submit to the other Party an invoice for the Services provided hereunder during the immediately preceding calendar month representing amounts determined in accordance with Article III above, if any.  Subject to Section 5.2, each Party shall remit payment to the other Party within thirty (30) days after its receipt of such invoice.  Unless otherwise agreed to in writing, each Party shall remit all funds due under this Agreement to the other Party (or its designee) by wire transfer in immediately available funds based on the instructions set forth in Exhibit A, a copy of which is attached to and made a part of this Agreement.

ARTICLE V

RECORDS AND AUDITS

Section 5.1.                                   Records Maintenance and Audits.  The Parties shall, for two (2) years after the termination of this Agreement, maintain records and other evidence sufficient to accurately and properly calculate any amounts due pursuant to Article III hereof.  Each of the Parties, or their respective Representatives (as defined below), shall have reasonable access, after requesting such access in writing, during normal business hours to such records for the purpose of auditing and verifying the accuracy of the invoices submitted regarding such amounts due.  Any such audits performed by or on behalf of Digimarc or DMRC shall be at the requesting Party’s sole cost and expense, unless the results of such audit reveals a five percent (5%) or more discrepancy in favor of the requesting Party, in which case the audited Party shall pay all reasonable costs and expenses directly associated with such audit.  The Party being audited shall reasonably cooperate with the auditing Party’s Representatives to accomplish the audit.  Each Party shall have the right to audit the other Party’s books for a period of one (1) year after the month in which the Services were rendered.

Section 5.2.                                   Disputed Amounts.  In the event of a good faith dispute as to the amount or propriety of any invoice or any portions thereof submitted pursuant to Articles III and IV, the Party receiving the Services shall pay all charges on such invoice other than disputed amounts and shall promptly notify the other Party in writing of such disputed amounts.  So long as the Parties are attempting in good faith and in accordance with the terms of Section 9.1, to resolve the dispute, neither Party shall be entitled to terminate the Services related to, or that are the cause of, the disputed amounts. If it is determined, pursuant to Section 9.1, that the Party receiving Services is required to pay all or a portion of the disputed amounts to the Party providing Services, the Party receiving the Services shall pay such amounts promptly and in no case more than five (5) days after such determination is made.

Section 5.3.                                   Undisputed Amounts.  Any statement or payment not disputed in writing by DMRC or Digimarc within six (6) months after the month in which the Services were rendered shall be considered final and no longer subject to adjustment.

ARTICLE VI

CONFIDENTIALITY

Section 6.1.                                   Confidential Information. Each Party acknowledges that in connection with its performance under this Agreement, it may gain access to confidential material and information that is of a proprietary, technical or business nature to the other Party with respect to the Services being performed hereunder.  Therefore, each Party agrees that it shall not, and shall cause each of its respective officers, directors, employees, and other agents and representatives, including attorneys, agents, customers, suppliers, contractors and consultants (collectively, such Party’s “Representatives”), not to disclose, reveal, divulge or communicate to any person (other than Representatives of such Party who reasonably need to know such information in providing Services hereunder) or use or otherwise exploit for its own benefit or for the benefit of any third Party, any of the other Party’s Confidential Information (as defined below).  If any Confidential Information is disclosed by a Party to its Representatives in connection with the Services hereunder, then the Confidential Information so disclosed shall be used only as required to perform the Services.  Such Party shall use the same degree of care to prevent and restrain the unauthorized use or disclosure of the other Party’s Confidential Information by any of its Representatives as they currently use for their own confidential information of a like nature, but in no event less than a reasonable standard of care.  If a Party is required to disclose Confidential Information of the other Party due to a provision of applicable law, a compulsory disclosure notice of a court or governmental agency or the rules and regulations of the New York Stock

Exchange or Nasdaq Global Market, the Party required to make such disclosure shall promptly notify the other Party and shall assist the other Party in obtaining confidential treatment of such Confidential Information. “Confidential Information” of a Party means any information, material or documents relating to the business of such Party currently or formerly conducted, or proposed to be conducted, by such Party furnished to or in possession of the other Party, irrespective of the form of communication, and all notes, analyses, compilations, forecasts, data, translations, studies, memoranda or other documents prepared by or on behalf of the other Party that contain or otherwise reflect such information, material or documents.  Confidential Information does not include, and there shall be no obligation hereunder with respect to, information that (a) is or becomes generally available to the public, other than as a result of a disclosure by any member of the other Party or any of its Representatives not otherwise permissible hereunder, (b) the other Party can demonstrate was or became available to such other Party from a source other than the first Party, or (c) is developed independently by the other Party without reference to the Confidential Information; provided, however, that, in the case of clause (b) above, the source of such information was not known by the other Party to be bound by a confidentiality agreement with, or other contractual, legal or fiduciary obligation of confidentiality to, the first Party with respect to such information.

Section 6.2.                                   Return of Confidential Information. Following termination of the Services hereunder, upon written request at any time by either Party, the Parties shall use commercially reasonable efforts to account for and return or destroy all papers, books, records and electronic records containing any Confidential Information.

Section 6.3                                      Injunctive Relief.  The Parties acknowledge that a breach of this Article VI, will give rise to irreparable injury to a Party that is inadequately compensable in damages. Accordingly, in the event that either Party breaches this Article VI, the non-breaching Party may seek injunctive relief against the breach or threatened breach of the foregoing undertakings, in addition to any other legal remedies that may be available. The Parties acknowledge and agree that the covenants contained herein are necessary for the protection of the legitimate business interests of the Parties and are reasonable in scope and content.

ARTICLE VII

TERM OF AGREEMENT

Unless sooner terminated pursuant to Article VIII hereof, this Agreement shall become effective for a term commencing on the Distribution Date, or the Trust Transfer Date, as applicable, and ending upon the completion, or termination in accordance with Article VIII, of all Services pursuant to the terms set forth on the Digimarc Services Schedules and the DMRC Services Schedules, as may be amended from time to time.

ARTICLE VIII

TERMINATION

Section 8.1.                                   Termination of Agreement.

8.1.1.                     This Agreement may be terminated after the Distribution Date, or Trust Transfer Date, as applicable:

(a) at the election of a non-breaching Party if the other Party fails to perform or violates any material obligation of this Agreement and fails to cure such breach within thirty (30) days after the receipt of  written notice of such breach from the non-breaching Party, in which case, the non-breaching party shall have no liability for such termination;

(b) immediately (i) upon the filing by a Party of a voluntary petition in bankruptcy or insolvency or petitions for reorganization under any bankruptcy law, (ii) if a Party consents to involuntary petition in bankruptcy or if a receiving order is given against the Party under the United States Bankruptcy Code; or (iii) if an order, judgment or decree by a court of competent jurisdiction, upon the application of a creditor, is entered approving a petition seeking reorganization or appointing a receiver, trustee or liquidator of all or substantially all of such Party’s assets and such order, judgment or decree continues in effect for a period of thirty (30) consecutive days; or

(c) by mutual written agreement of the Parties.

8.1.2.                     Notwithstanding any other provision of this Agreement, this Agreement may be terminated at any time prior to the Distribution Date, or Trust Transfer Date, as applicable, by the Board of Directors of Digimarc in the event the Merger Agreement is terminated in accordance with its terms.  In the event of such termination, no Party hereto shall have any liability to the other Party hereto by reason of this Agreement.

Section 8.2.                                   Termination of Services.  At any time or from time to time, either Party may terminate any one or more of the specific Services provided hereunder by giving the other Party at least thirty (30) days’ prior written notice to that effect.

ARTICLE IX

MISCELLANEOUS

Section 9.1.                                   Dispute Resolution. The procedures for discussion and negotiation set forth in this Section 9.1 shall apply to all disputes, controversies or claims (whether arising in contract, tort or otherwise) that may arise out of or relate to, or arise under or in connection with this Agreement or the transactions contemplated hereby.

9.1.1.                     Primary Points of Contact. It is the intent of the Parties hereto to use their respective reasonable efforts to resolve expeditiously any dispute, controversy or claim between them with respect to the matters covered hereby that may arise from time to time on a mutually acceptable negotiated basis.  In furtherance of the foregoing, each of Digimarc and DMRC shall appoint one or more employees to serve as the primary contact to address questions and consider issues that arise under this Agreement.  Such Digimarc employee or employees shall be designated the “Digimarc Contract Committee” and such DMRC employee or employees shall be designated the “DMRC Contract Committee.”  If a dispute arises, the Digimarc Contract Committee and the DMRC Contract Committee shall consider the dispute for up to seven (7) Business Days (as defined in Section 9.7) following receipt of a notice from either Party hereto specifying the nature of the dispute, during which time the Digimarc Contract Committee and the DMRC Contract Committee shall meet in person at least once, and attempt to resolve the dispute.

9.1.2.                     Senior Management. If the dispute is not resolved by the end of the seven (7) Business Day period referred to in Section 9.1.1, or if the Digimarc Contract Committee and the DMRC Contract Committee agree that the dispute cannot be resolved by them, either Party hereto may deliver a notice (an “Escalation Notice”) demanding an in person meeting involving appropriate representatives of the Parties hereto at a senior level of management of the Parties hereto (or if the Parties agree, of the appropriate strategic business unit or division within such entity) (collectively, “Senior Executives”).  Thereupon, each of the Digimarc Contract Committee and the DMRC Contract Committee shall promptly prepare a memorandum stating (a)the issues in dispute and each Party’s position thereon, (b) a summary of the evidence and arguments supporting each Party’s positions (attaching all relevant documents), (c a summary of the negotiations that have taken place to date, and (d) the name and title of the Senior Executive or Senior Executives who shall represent each Party.  The Digimarc Contract Committee and the DMRC Contract Committee shall deliver such memorandum to its respective Senior Executive or Senior Executives promptly upon receipt of such memorandum from the Digimarc Contract Committee and the DMRC Contract Committee, respectively.  The Senior Executives shall meet for negotiations (which may be held telephonically) at a mutually agreed time and place within ten (10) days of receipt of the Escalation Notice, and thereafter as often as the Senior Executives deem reasonably necessary to resolve the dispute.

9.1.3.                     Court Actions. In the event that any Party, after complying with the provisions set forth in Sections 9.1.1 and 9.1.2, desires to commence an action, such Party may submit the dispute, controversy or claim (or such series of related disputes, controversies or claims), to the Chancery Court of the State of Delaware or any federal court sitting in the State of Delaware.  Unless otherwise agreed in writing, the Parties hereto shall continue to provide service and honor all other commitments under this Agreement during the course of dispute resolution pursuant to the provisions of this Section 9.1 with respect to all matters not subject to such dispute, controversy or claim.

Section 9.2.                                   Force Majeure.  Neither Party shall have any obligation to perform any specific Service hereunder if its failure to do so is caused by or results from any act of God, governmental action, natural disaster, strike, terrorism, war, insurrection or other cause or circumstances beyond its control, which acts or occurrences make it impossible for such Party to carry out its obligations under this Agreement.  During the term of the force majeure event, the Party receiving the Service shall have no obligation to pay for the specific Service that the other Party does not provide as a result of the force majeure event; provided, that the Party performing the Service, shall, unless instructed otherwise by the Party receiving the Service, use commercially reasonable efforts to remove or eliminate such cause of delay or default.

Section 9.3.                                Limitation of Liability.  EXCEPT IN THE CASE OF FRAUD, NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR ANY INCIDENTAL, INDIRECT, SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL LOSSES OR DAMAGES OF ANY KIND OR NATURE WHATSOEVER, INCLUDING LOST PROFITS AND GOODWILL, WITH RESPECT TO THE SERVICES PROVIDED UNDER THIS AGREEMENT.

Section 9.4.                                   Indemnification.  Subject to the limitations set forth in Section 9.3, each Party shall release, defend (upon the other Party’s request), protect, indemnify and save the other Party and its Affiliates harmless from and against all liability, claims, costs, expenses, demands, suits and causes of action of every kind and character which the first Party or any of its Affiliates may sustain or incur, arising, resulting from or related to the gross negligence, bad faith or willful misconduct of the other Party, its employees, contractors, agents or representatives in the provision of any Service.

Section 9.5.                                   Independent Contractor.  The Parties hereto agree that the Services rendered by the Digimarc Group and the DMRC Group in fulfillment of the terms and obligations of this Agreement shall be as an independent contractor and not as an employee, and with respect thereto, the Digimarc Group, the DMRC Group and their respective employees, contractors or agents are not entitled to the compensation or benefits provided by the other Party to its employees, including, without limitation, group insurance and participation in any employee benefit and pension plans.  Nothing stated in this Agreement shall be construed to create an agency relationship, partnership, association or joint venture between DMRC Group and Digimarc Group.  No employee, contractor or agent of either the Digimarc Group or the DMRC Group shall represent to any third-Party to be anything other than an independent contractor of the other Party.  Nothing in this Agreement shall permit the Digimarc Group or DMRC Group to create or assume any obligations or commitments in the name of such Party or for such Party without the prior consent and authorization of such Party.

Section 9.6.                                   Complete Agreement.  This Agreement and the schedules and exhibits hereto, the other Transaction Agreements and other documents referred to herein and therein shall constitute the entire agreement between the Parties hereto with respect to the subject matter hereof and shall supersede all previous negotiations, commitments and writings with respect to such subject matter.

Section 9.7.                                   Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to its conflicts of laws principles.

Section 9.8.                                   Notices.  All notices, requests and other communications to any Party hereunder shall be in writing and shall be deemed given if delivered personally, facsimiled (which is confirmed), sent by e-mail (with a return receipt) or sent by overnight courier (providing proof of delivery) to the Parties to the following addresses:

If to Digimarc or any member of the Digimarc Group subsequent to the Distribution Date, or Trust Transfer Date, as applicable, to:

L-1 Identity Solutions, Inc.

177 Broad Street

Stamford, CT 06901

Attention: Mark Molina

Facsimile: (203)504-1104

E-mail: mmolina@L1ID.com

with a copy (which shall not constitute notice) to:

Weil, Gotshal & Manges LLP

767 Fifth Avenue

New York, NY 10153

Attention: Marita A. Makinen

Facsimile: (212)310-8007

E-mail: Marita.Makinen@weil.com

and

Weil, Gotshal & Manges LLP

201 Redwood Shores Parkway

Redwood Shores, CA  94065

Attention: Kyle C. Krpata

Facsimile: (650) 802-3100

E-mail: Kyle.Krpata@weil.com

If to DMRC or any member of the DMRC Group, to:

DMRC Corporation

9405 SW Gemini Drive

Beaverton, OR 97008

Attention: Robert Chamness

Facsimile: (503)469-4771

E-mail: Robert.Chamness@digimarc.com

with a copy (which shall not constitute notice) to:

Perkins Coie LLP

1120 NW Couch Street

Tenth Floor

Portland, OR 97209

Attention: Roy W. Tucker and John R. Thomas

Facsimile: (503)727-2222

E-mail: rtucker@perkinscoie.com

jrthomas@perkinscoie.com

or such other addresses or facsimile number as such Party may hereafter specify by like notice to the other Parties hereto.  All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. in the place of receipt and such day is a Business Day (as defined below) in the place of receipt.  Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding Business Day in the place of receipt.  “Business Day” means a day except a Saturday, a Sunday or other day on which the Securities and Exchange Commission or banks in the City of New York are authorized or required by law to be closed.

Section 9.9.                                   Amendment and Modification.  This Agreement may be amended, modified or supplemented only by a written agreement signed by all of the Parties hereto.

Section 9.10.                             Successors and Assigns; No Third-Party Beneficiaries.  This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the Parties hereto and their successors and permitted assigns, but neither this Agreement nor any of the rights, interests and obligations hereunder shall be assigned by any Party hereto without the prior written consent of the other Party.   Except for the provisions of Section 9.3, which are also for the benefit of the indemnitees, this Agreement is solely for the benefit of Digimarc and DMRC and their respective affiliates, successors and assigns, and is not intended to confer upon any other persons any rights or remedies hereunder

Section 9.11.                             Counterparts.  This Agreement may be executed in counterparts (each of which shall be deemed an original but all of which taken together shall constitute one and the same instrument) and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Party.

Section 9.12.                             Interpretation.  The Section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the Parties hereto and shall not in any way affect the meaning or interpretation of this Agreement.

Section 9.13.                             Severability.  If any provision of this Agreement or the application thereof to any person or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to persons or circumstances other than those as to which it has been held invalid or unenforceable, shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any Party.

Section 9.14.                             References; Construction.  References to any “Schedule,” “Exhibit” or “Section,” without more, are to Schedules, Exhibits and Sections to or of this Agreement.  Unless otherwise expressly stated, clauses beginning with the term “including” or similar words set forth examples only and in no way limit the generality of the matters thus exemplified.

Section 9.15.                             Waivers.  Except as provided in this Agreement, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any Party, shall be deemed to constitute a waiver by the Party taking such action of compliance with any representations, warranties, covenants or agreements contained in this Agreement.  The waiver by any Party hereto of a breach of any provision hereunder shall not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision hereunder.

Section 9.16.                            Specific Performance.  The Parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the Parties shall be entitled to seek specific performance of the terms hereof, in addition to any other remedy at law or in equity.

Section 9.17.                        Waiver of Jury Trial.  EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY LITIGATION, CLAIM, ACTION, SUIT, ARBITRATION, INQUIRY, PROCEEDING, INVESTIGATION OR COUNTERCLAIM (WHETHER BASED IN CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF THE PARTIES HERETO IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT THEREOF.

Section 9.18.                            Further Assurances.  Each of the Parties shall execute and deliver, or cause to be executed and delivered, all such instruments and shall take all such action as may reasonably be requested by the other Party in order to effectuate the intent and purposes of, and to carry out the terms of, this Agreement.

Section 9.19                               Survival. The provisions of Articles IV, V, VI, and IX (other than Section 9.16), shall survive the expiration or termination of this Agreement.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

The Parties hereto have executed this Agreement on the date first written above, to be effective on the Distribution Date, or Trust Transfer Date, as applicable.

DIGIMARC CORPORATION

By:	/s/ Robert Chamness
Name:	Robert Chamness
Title:	Chief Legal Officer and Secretary

DMRC CORPORATION

By:	/s/ Robert Chamness
Name:	Robert Chamness
Title:	Chief Legal Officer and Secretary

Exhibit A

Wire Instructions

Digimarc

DMRC

Wells Fargo Bank

Portland, Oregon

[**]

** CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

SCHEDULE 1.2.1

DMRC ACCOUNTING AND TAX SERVICES

(a)                                  Services to be Provided:

DMRC will provide to Digimarc, from the current shared services group located in Beaverton, Oregon, the following accounting and tax services:

1.                                       Transaction Processing

•                  payroll processing

•                  accounts payable processing

•                  travel coordination and management

•                  credit card program,

•                  IT capital leases, of which there are two,

•                  performance bonds,

•                  stock administration,

•                  insurance administration (Property and Casualty, or P&C,  and Directors and Officers, or D&O) and treasury.

2.                                       Regulatory Reporting for tax services

•                  income taxes

•                  property

•                  VAT taxes

•                  sales and use taxes

•                  business and occupation taxes

•                  state and nations’ annual corporation reporting

•                  other domestic and foreign reporting

•                  payroll tax and vendor 10099 reporting

3.                                       Consulting Services

•                  In connection with transaction services and regulatory services

(b)                                  Duration of Services:  45 days for accounts payable, accounting, tax and payroll services, with periodic extensions thereafter, provided that employees or contractors are available to perform the requested services.

(c)                                  Fees for Services:

DMRC will make offers of employment to the individuals in the following table, and anticipates that they will be available to provide services and support in the transition.  Digimarc shall pay for such services at the following rates:

Job Function	Employee	Rate Per Hour*

CFO	Mike McConnell	$515
Controller	John Foy	$135
Senior Accountant	Kimberly Anderson	$85
Administration Manager – stock, treasury, autos, credit cards, insurance	Jeanne Biermann	$110
Financial Reporting Manager	Kelvin Wong	$115
Executive Assistant to CFO and CIO	Sue Taylor	$80
AP/Accounting Specialist	Beverly Foster	$60

DMRC will not make offers of employment to the individuals in the following table, but to the extent Digimarc makes a request for such services prior to the Spin-off, DMRC will offer these individuals temporary positions as contractors.  Once these individuals are severed from employment, DMRC cannot commit that they will be available to provide services and support in the transition.

Digimarc shall pay for such services at the following rates:

Job Function	Contractor**	Rate Per Hour*

Lead AP	Joanne Black	$65
AP/Accounting Specialist	Suzanne Farmer	$60
AP/Tax Compliance Support Specialist	Elizabeth Robles	$65
Tax Director	Jeff Miller	$150
Payroll Specialist	Lori Venneberg	$75
Internal Controls Specialist	Heather Laws	$100
Systems Support Specialist	Deina Chen-Vu	$75
Accounting Manager	Sharon Birrel	$100
Process Control Specialist	Renee Halpern	$105

*    The rates provided are estimates and fees will be billed at fully loaded cost.  See Appendix 1 for rate detail.

**  Upon an indication of interest from Digimarc, the individuals listed in this table will be offered the opportunity to continue working through the transition as contractors.  The individuals may or may not be available to render services to DMRC and/or Digimarc at any time following the Spin-off

SCHEDULE 1.2.2

DMRC INFORMATION TECHNOLOGY SERVICES

(a)                                  Services to be Provided:

1.               The following basic computer operations services will be performed by DMRC:

a.               Monitoring of systems, hardware and networks

b.              Back up tape rotation

c.               Facility cooling and electrical

2.               Network usage to be charged based on actual usage

3.               Personal services related to the data center transition and other IT related activities will be provided upon receipt of request in reasonable detail, at rates to be agreed upon by L-1 and DMRC at the time of such request

(b)                   Duration of Services:

For a period of 34 days following the Effective Time, L-1 and DMRC will be sharing L-1 computer equipment and operating system software within the DMRC facility.  DMRC personnel will supply computer operations and maintenance for the L-1 hardware and software during this time.

(c)                   Fees for Services:

DMRC will make offers of employment to the individuals in the following table, and anticipates that they will be available to provide services and support in the transition.  Digimarc shall pay for such services at the following rates:

Job Function	Employee	Rate Per Hour*

Manager Infrastructure Services	Josh Bickel	$115
Network Administrator	Rick Ly	$85
System Administrator/Support	Adam Smith	$60

* The rates provided are estimates and fees will be billed at fully loaded cost.  See Appendix 1 for rate detail.

(d)                   Temporary Computer Room:

In consideration of DMRC providing the continuing data center space and infrastructure on DMRC’s premises as requested by Digimarc, DMRC was required to build a temporary space to house its separate data center for the Digital Watermarking Business.  This is an expense that DMRC would not have been required to incur but for the request that DMRC continue to house Digimarc’s data center, which service will be provided pursuant to an appropriate agreement and will be managed and operated only by Digimarc employees or contractors.  Digimarc understands and agrees that DMRC employees and contracts will not manage or operate the Digimarc data center.  Digimarc agrees to reimburse DMRC for the reasonable costs for the build-out, maintenance and relocation of this center, at actual cost not to exceed $100,000.

SCHEDULE 1.2.3

DMRC LEGAL SERVICES

(a)                     Services to be Provided:

•                  Litigation support

•                  Intellectual property protection

•                  Paralegal support

•                  Such legal services as may be required to assist in the transfer of Delayed Transfer Assets and Delayed Transfer Liabilities

Digimarc shall request such services in writing in reasonable detail.

(b)           Duration of Services: Six months

(c)           Fees for Services:

DMRC will make offers of employment to the individuals in the following table, and anticipates that they will be available to provide services and support in the transition.  Digimarc shall pay for such services at the following rates:

Job Function	Employee	Rate Per Hour*

Attorney	Robert Chamness	$465
Attorney	Joel Meyer	$240
Attorney	Tom Horgan	$225
Attorney	Steve Stewart	$190
Attorney	Bill Conwell	$275
Paralegal	Megan Warner	$85
Paralegal	Lisa Parkinson	$85

* The rates provided are estimates and fees will be billed at fully loaded cost.  See Appendix 1 for rate detail.

SCHEDULE 1.2.4

DMRC HUMAN RESOURCES SERVICES

(a)                                  Services to be Provided:

1.               Support and training in maintaining the HR Systems

a.               HR Perspective – HR-B HRIS

b.              PilotWorks – Goal Management

c.               SonicRecruit – Applicant Tracking System

d.              Comply – Policy Management System

e.               Intellum – Learning Management System

2.               Health Plan administration support

a.               5500 filing for the 2007 and 2008 plan years

(b)                                  Duration of Services:

1.   HR Systems:  For a period of up to 90 days following the Effective Time.

2.   Health Plans:  For a period up to 90 days following the Effective Time, for administration support and for the specific time periods for the 5500 filings for the 2007 and 2008 plan years.

(c)                                  Fees for Services:

DMRC will make an offer of employment to the individual in the following table, and anticipates that they will be available to provide services and support in the transition.  Digimarc shall pay for such services at the following rates:

Job Function	Employee	Rate Per Hour*

HR Operations Mgr	Cindy Smith	$165

DMRC will not make offers of employment to the individuals in the following table, but to the extent Digimarc makes a request for such services prior to the Spin-off, DMRC will offer these individuals temporary positions as contractors.  Once these individuals are severed from employment, DMRC cannot commit that they will be available to provide services and support in the transition.

* The rates provided are estimates and fees will be billed at fully loaded cost.  See Appendix 1 for rate detail.

Digimarc shall pay for such services at the following rates:

Job Function	Contractor**	Rate Per Hour*

HR VP	Mike Cooney	$360
HR Director	Carol Ward	$280
Benefits	Amanda Ihle	$115

** Upon an indication of interest from Digimarc, the individuals listed in this table will be offered the opportunity to continue working through the transition as contractors.  The individuals may or may not be available to render services to DMRC and/or Digimarc at any time following the Spin-off.

SCHEDULE 1.2.5

DMRC OTHER SERVICES

(a)                                  Office Space to be Provided:

Cubical and Related Work Space:  DMRC will provide cubicle and attendant office space (the “DMRC Office Space”) to Digimarc employees.  Each cubicle will include the equipment and related amenities normally and customarily provided in the facility.  L-1 personnel shall have access to conference rooms and phone rooms in accordance with the normal and customary access rules, including scheduling, applicable to DMRC Employees.

(b)                                  Duration of Office Space Availability:

The parties will enter into an agreement wherein DMRC will provide workspace to employees of L1/Digimarc within the Beaverton facility.  DMRC Office Space will be provided for a period of up to one year after the Effective Time, with periodic extensions thereafter if excess capacity remains.

(c)                                  Rent for Office Space:

DMRC will charge Digimarc for the use of DMRC Office Space at DMRC’s cost, which will be calculated using the following equation:

Rent = TBFC x L1 Employees / Total Employees

“Total Beaverton Facility Cost” (TBFC). The total facilities cost will include all costs for rent, utilities, pass-through expenses, taxes and related amounts incurred in operating the Beaverton facility.

“L1 Employees”.  The total number of persons located at the Beaverton facility as employees or contractors who are on the L1 or Digimarc payroll

“Total Employees”. The total number of persons located at the Beaverton facility as employees or contractors

(d)                                  Reimbursement of Direct Expense:

Any direct expenses incurred by DMRC on behalf of L1/Digimarc, such as long distance expenses, copying and office supplies, and any moving or similar expenses actually incurred, will be itemized and billed regularly.  If L-1 desires to partition the space by constructing a wall, the costs of construction will be billed to L-1.

Employee Specific						General Overhead									Per hour with 1656 Hours per
Classification	Name	Base Pay	100% Bonus	On Target Earnings	Individual Payrol Load Based on OTE	Facilities Cost (Note 1)	IT Cost (Note 2)	Executive Cost (Note 3)	Board of Directors (Note 4)	Non-Labor General Counsel (Note 5)	Finanace (Note 6)	Actual 2008 Stock Comp (Note 7)	Hr Cost (Note 8)	Fully burdened Cost	year of billable time (Note 9)	Classification	Rounded to nearest $5
Finance:	Kimberly Anderson	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	Accontant	$80
Finance:	Jeanne Biermann	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	Treasury	$110
Finance:	Joanne Black	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	Lead AP	$65
Finance:	Suzanne Farmer	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	Clerical	$60
Finance:	Beverly Foster	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	Clerical	$60
Finance:	John Foy	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	Controller	$135
Finance:	Sharon Birrel	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	Accounting Manager	$100
Finance:	Renee Halpern	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	Project	$105
Finance:	Heather Laws	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	Process	$100
Finance:	Michael McConnell	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	CFO	$515
Finance:	Jeffrey Miller	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	TAX	$150
Finance:	Elizabeth Robles	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	Clerical	$65
Finance:	Susan Taylor	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	Exec Assistamt	$80
Finance:	Lori Venneberg	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	Payroll	$75
Finance:	Kelvin Wong	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	F&A	$115
HR	Mike Cooney	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	VP HR	$360
HR	Carol Ward	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	HR Director	$280
HR	Amanda Ihle	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	Benfits Specialist	$115
HR	Cindy Smith	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	HR Manager	$165
General Counsel	Jacob Carroll	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	Lawyer	$105
General Counsel	Robert Chamness	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	CLO	$465
General Counsel	Barbara Gilberti	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	Lawyer	$180
General Counsel	Thomas Horgan	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	Lawyer	$225
General Counsel	Megan Warner	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	Paralegal	$85
IP Legal	William Conwell	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	Lawyer	$275
IP Legal	Joel Meyer	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	Lawyer	$240
IP Legal	Lisa Parkinson	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	Paralegal	$85
IP Legal	Steven Stewart	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	Lawyer	$190
IT	Josh Bickel	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	IT Manger/ Security	$115
IT	Ricky Ly	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	Network	$85
IT	Adam Smith	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	Help Desk	$60
IT	Deina Chen-Vu	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	Business Support	$75
IT	John May	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	CIO	$225
IT	Mark Fleming	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	Network	$90
IT	Tim Putney	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	Help Desk	$65
IT	Alan Carr	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	Network	$130

** CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Note 1	Beaverton Facilities Cost of $[**] allocated to 107 FTE heads located in Beaverton.
Note 2	IT Costs net of allocations to Programs of $[**] allocated to 463.25 FTE - (w/o Salaries, $[**] allocated to 463.25)
Note 3	Executive Costs of $[**] allocated to 463.25 FTE
Note 4	Board of Director costs of $[**] allocated to 463.25 FTE
Note 5	General Counsel costs of $[**] allocated to 463.25 FTE - (w/o Salaries, [**] allocated to 463.25)
Note 6	Finance Costs of $[**] allocated to 463.25 FTE -(w/o Salaries, $[**] allocated to 463.25)
Note 7	Actual Stock Comp to be expensed in 2008
Note 8	HR cost of $[**] allocated to 463.25 FTE ($[**] allocated to 463.25)
Note 9

2080 is the total number hours in one year, less 10 Holidays and 20 FTO days, 1 week a year for sabbatical would be 1800 Hours available, assumed 10% administrative time so that would be 1620 billable hours

** Please Note: All Stay Bonus/Severance costs to be billed directly

** CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

SCHEDULE 1.3.2

DIGIMARC INFORMATION TECHNOLOGY SERVICES

(a)                                  Services to be Provided:

1.               Network Charges based on usage

2.               Email

3.               Dynamics Great Plains (5 licenses)

4.               Share Point environments

(b)                                 Duration of Services:

                                               For a period of up to 34 days following the Effective Time, DMRC will use the shared systems listed above.

(c)                                 Fees for Services:

DMRC will use without any usage fee or cost the shared systems listed above.

The following individuals will be either employees or contractors of Digimarc following the Spin-off.  Upon request for services, DMRC shall pay for such services at the following rates:

Job Function	Employee	Rate Per Hour*

CIO	John May	$225
Director Delivery Services	Alan Carr	$130
Systems Administrator	Mark Fleming	$90
Help Desk and Cell Phone Support	Tim Putney	$65

* The rates provided are estimates and fees will be billed at fully loaded cost.

SCHEDULE 1.3.3

DIGIMARC LEGAL SERVICES

(a)                      Services to be Provided:

Digimarc shall provide to DMRC such legal services as DMRC may reasonably request to assist in the continued operation and transition of the Digital Watermarking Business, including Delayed Transfer Assets and Delayed Transfer Liabilities.  These services may involve certain current Digimarc Legal employees (identified below with an asterisk) if they remain employees of surviving Digimarc, either as permanent employees or as transition employees.

DMRC shall request such services in writing in reasonable detail

(b)                      Duration of Services:  Six months.

(c)                      Fees for Services:

DMRC shall pay for such services at the following rates:

Job Function	Employee	Rate Per Hour*

Attorney	Barbara Giliberti	$180
Attorney	Jacob Carroll	$105
Attorney	Mark Molina	$610
Attorney	Alan Roth	$180
Attorney	Charles Taylor	$140

* The rates provided are estimates and fees will be billed at fully loaded cost.